Registration No 333-217583

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ANVIA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	8299	81-3416105
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8383 Wilshire Blvd, Suite 800

Beverly Hills, California, CA 90209

+614 3922 2377

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ali Kasa

8383 Wilshire Blvd, Suite 800

Beverly Hills, California, CA 90209

+614 3922 2377

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to

Lee Cassidy, Esq.

Jarvis Lagman, Esq.

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 (tel), 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filed	[ ]
Non-accelerated filed	[ ]	Smaller reporting company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee (2)
Common Stock held by Selling Shareholders	3,796,700 shares	$0.10	$379,670	$44.00
Total	3,796,700 shares	$0.10	$379,670	$44.00

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 3,796,700 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated August 29 , 2017

ANVIA HOLDINGS CORPORATION

3,796,700 shares of common stock offered by selling shareholders at $0.10 per share

This prospectus relates to the offer and sale of 3,796,700 shares of common stock (the “Shares”) of Anvia Holdings Corporation (“Anvia” or the “Company”), $.0001 par value per share by the holders thereof who are deemed to be statutory underwriters. The shares offered by the selling shareholders (the “Shares”) will be offered at a price of $0.10 until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated pries, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 3,796,700 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. All costs incurred in the registration of the Shares and the Selling Shareholder Shares are being borne by the Company.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock Share Offered	$0.10 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 7.

Ali Kasa

8383 Wilshire Blvd, Suite 800

Beverly Hills, California, CA 90209

+614 3922 2377

Prospectus dated August 29 , 2017

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Anvia Holdings Corporation, formerly known as Dove Street Acquisition Corporation (“Anvia” or the “Company”), was incorporated in Delaware on July 22, 2016 and filed a registration statement on Form 10 with the Securities and Exchange Commission on August 9, 2016 and is a public reporting company.

In January 2017, Dove Street Acquisition Corporation changed its name to Anvia Holdings Corporation pursuant to a change of control with the resignation of the then officers and directors, redemption of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, the appointment of new officers and directors and the issuance of 5,000,000 shares of common stock, pro rata, to the new shareholders of the Company.

Business

Anvia is a development-stage company formed to provide vocational training and education industry for construction tradesmen in Australia, a region which we believe presents a valuable market opportunity. Of the hundreds of qualifications available in the Australian framework, the Company will specialize in providing 40 different qualifications that provides certifications I, II, III, IV, Diploma and Advanced Diploma in the construction industry. These include training for roofing, plumbing, home renovation, electrical and carpentry. We expect that specialization in these areas will make Anvia stand out as a market leader in this niche. The Company will also offer Continuous Professional Development (CPD) training, which is an annual requirement for tradesman, as well as a Loyalty Program, whereby tradesman and other contractors will be able to purchase competitively priced materials. The Company has also developed a fully integrated learning and student management system, The Anvia Loyalty and Anvia Learning Apps, which enable users to digitally track learning time and offer a personalized training experience that is customized for every student.

Recent Developments

On May 23, 2017, the Company entered in an agreement with Eurojet Australia Pty Ltd (“Eurojet”) to provide placement services, training and white card services. Please see the Service Agreement entered into by and between the Company and Eurojet filed as an exhibit to the Registration Statement.

On May 3, 2017, the Company launched its website, www.anvia.me.

On May 7, 2017, the Company entered an agreement with Egnitus Holding Pty Ltd (“Egnitus”) to design and develop its web-based technology and Android and IOS applications. Please see the Agreement by and between the Company and Egnitus filed as an exhibit to the Registration Statement.

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On May 18, 2017, the Company launched “Anvia Loyalty” mobile application. The application is available for download from the Google Play store. The IOS version is completed and under examination by Apple Inc. and is currently pending approval for inclusion in Apple’s online mobile application marketplace.

On May 22, 2017, the Company was appointed by Stanley Footwear Consortium Sdn Bhd (“Stanley”) to distribute safety boots, footwear and protective tools used by tradesmen in construction environment. Please see the Appointment Letter issued by Stanley filed as an exhibit to the Registration Statement.

On May 30, 2017, the Company was appointed by YKGI Bhd (“YKGI”) to distribute its steel roofing products. Please see the Appointment Letter issued by YKGI filed as an exhibit to the Registration Statement.

On June 5, 2017, Anvia was appointed by Asteel Sdn Bhd (“Asteel”) to distribute its steel roofing products and building materials. Please see the Appointment Letter issued by Asteel filed as an exhibit to the Registration Statement.

On June 13, 2017 Anvia completed Learning Management System and launched its Android version of “Anvia Learning” now available for download from Google Play store.

On June 15, 2017 Anvia signed up an affiliate program from Fiverr International Ltd (“Fiverr”) to promote Fiverr services to its members.

Risks and Uncertainties facing the Company

As a development-stage company, the Company has no operating history and has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has limited experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute project opportunities in the vocational training industry.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

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Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 3,796,700. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 3,796,700 shares of common stock of Anvia Holdings Corporation offered by the holders thereof who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter at prevailing market or privately negotiated prices in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Common stock outstanding before the offering	19,403,367	(1)

Common stock for sale by selling shareholders	3,796,700

Common stock outstanding after the offering	19,403,367

Offering Price per share	$0.10

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

In the future, following the completion of this offering, the Company will most likely need to raise capital for the projects which it anticipates to develop. The Company anticipates that it may raise such capital by an offering of its shares of common stock. If the Company does effect equity offerings of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their shares. Furthermore, the issuance of such additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale. The Company cannot anticipate that it will be able to affect such additional offerings of its securities and then failure of it to do so may severely impact its available capital to develop any transportation systems or further its business plan.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

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The Company has limited operating history.

The Company is a development stage company and has limited operating history. The Company is relying on management to actuate and develop its business plan. The Company has a limited business history and an investor will be required to make an investment decision based largely on the management and the projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the vocational training industry.

The Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

As of June 30 , 2017, the Company has accumulated deficit of $ 44,030 .

As of June 30 , 2017, the Company had an accumulated deficit of $ 44,030 and incurred a net loss of $ 36,468 for the six months then ended. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of the Shares.

In order to actuate its business plan and further expand its operations and develop its technology, the Company will need additional capital

The Company will not receive any funds from the sale of the Shares offered herein and will require capital by loans, joint ventures or sale of its securities in order to execute its current business plan, namely to further develop the technology of its platforms for a fully integrated learning and student management system, grow its customer base and execute the proposed Acquisitions. If the Company were unable to locate such financing on terms acceptable to the Company, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

The Company’s developed software may experience unexpected “bugs” which may delay its release or impede its use.

The Company is developing its proprietary software and intends to effect beta and other testing to ensure efficient launch and usability. However, the Company’s software may experience or develop unanticipated “bugs” that would either delay its release or impede its use once released. Such delays or problems could impact the Company’s ability to generate revenue or could negatively affect any contractual relationships with users of the software.

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There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board when appropriate. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company’s officers and directors beneficially own a majority of the Company’s common stock and own Series A Preferred Stock, which will provide them with continuing voting control over the Company and, as a result, they will exercise significant control over stockholder and corporate actions.

Mr. Ali Kasa and Mr. Waleed Badurik, who are officers and directors of the Company, are the beneficial owners of approximately 51% of the Company’s outstanding common stock. They also have beneficial ownership of the entire class of the Company’s Series A Preferred Stock, which, voting together as a class, have the right to vote 51% of the Company’s voting shares on any and all shareholder matters. As such, Mr. Kasa and Mr. Badurik, in the aggregate, currently have the right to vote approximately 76.38% of the Company’s voting shares on any and all shareholder matters and will be able to control most matters requiring approval by stockholders.

As a result of the above, Mr. Kasa and Mr. Badurik exercise control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. Any investors who purchase shares will be minority shareholders and as such will have no say in the direction of the Company and the election of Directors. Investors in the Company should keep in mind that even if you own shares of the Company’s common stock and wish to vote them at annual or special shareholder meetings, your shares may have no effect on the outcome of corporate decisions or the election of Directors. Furthermore, investors should be aware that Mr. Kasa and Mr. Badurik may choose to elect new Directors to the Board of Directors of the Company and/or take the Company in a new business direction altogether, and, as a result, current shareholders of the Company will have little to no say in such matters.

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The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

The Company relies on only key managers whose absence or loss could adversely affect the business.

The Company relies on the services of its key executives, Mr. Ali Kasa and Mr. Waleed Badurik. The loss of the services of such managers could adversely affect the business.

Mr. Ali Kasa and Mr. Waleed Badurik, who are officers and directors of the Company, reside outside of the United States and it may be difficult for investors to effect service of process within the United States or enforce personal judgments obtained in the United States.

Mr. Ali Kasa and Mr. Waleed Badurik, who are officers and directors of the Company, each reside in Australia and it may be difficult for investors to effect service of process within the United States upon Mr. Kasa or Mr. Badurik or to enforce personal judgments obtained in United States courts predicated upon the liability provisions of the United States securities laws against Mr. Kasa or Mr. Badurik.

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Costs incurred because the Company is a public company may affect the Company’s profitability.

As a public company, the Company incurs significant legal, accounting, and other expenses, and the Company is subject to the rules and regulations of the Securities and Exchange Commission relating to public disclosure that generally involve a substantial expenditure of financial resources. To date, the Company has incurred $7,709 in legal, accounting, and other expenses in connection with its status as a public company. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. The Company expects that full compliance with such rules and regulations will significantly increase the Company’s legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact the Company’s financial results. To the extent the Company’s earnings suffer as a result of the financial impact of the Company’s SEC reporting or compliance costs, the Company’s ability to develop an active trading market for the Company’s securities could be harmed.

The Company has a small financial and accounting organization. Being a public company strains the Company’s resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

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The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $0.10 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business. The Company’s board of directors may determine at some future date to declare dividends based on results of operations, financial condition, contractual restrictions, applicable law and other factors deemed relevant by the Board. Such dividend declaration is not currently contemplated.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 3,796,700 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders will offer their shares at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

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Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

PLAN OF DISTRIBUTION

General

The selling shareholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling shareholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares.

The Company intends to maintain the currency and accuracy of this prospectus for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

Of the 3,796,700 Shares included in the registration statement, of which this prospectus is a part, 1,000,000 are held by officers and directors of the Company.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 19,403,367 shares were outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which 1,000 shares are designated as Series A Preferred Stock. As of the date of the registration statement, 1000 shares of Series A Preferred Stock are issued and outstanding and held by Ali Kasa and Mr. Waleed Badurik, who are officers and directors of the Company.

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Common Stock

The Company is registering 3,796,700 shares of common stock offered for sale to the public by the holders thereof (selling shareholders) at an offering price of $0.10 per share. The selling shareholders will offer the Shares at $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter by the selling shareholders at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (I) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock if any such preferred stock is designated and issued, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock if so designated and issued, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities including the promissory notes issued by the Company.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Series A Preferred Stock

The Series A Preferred Stock provides the holders thereof the right, voting separately as a class, to vote in aggregate 51% of our outstanding voting shares on any and all shareholder matters (the “Majority Voting Rights”).

Additionally, the Company shall not, without the consent of the sixty-percent (60%) of the holders of the Series A Preferred Stock, voting as a separate class, alter or change the provisions of the Certificate of Incorporation so as to adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

Other than the Majority Voting Rights, our Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever; provided, however, the Series A Preferred Stock and the rights associated therewith, could act to prevent or delay a change in control.

The 1,000 shares of Series A Preferred Stock are held by Mr. Ali Kasa and Mr. Waleed Badurik, who are officers and directors of the Company.

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Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS AND BUSINESS PLAN

Background

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Business Plan

The Company is headquartered in Sydney, Australia and was incorporated in Delaware on July 22, 2016. Anvia is a development-stage company formed to provide vocational training and education industry for construction tradesmen in Australia, a region which we believe presents a valuable market opportunity. Therough its Anvia Loyalty and Anvia Learning mobile applications, the Company has developed a fully integrated learning and student management system that can digitally track learning time and offer a personalized training experience that is customized for every student. Currently, we believe that the outlook for construction in the Australia exceeds the labor supply pool and that the Australian government will provide financing in this core sector to help meet market demand. This is precisely the market gap that Anvia will address.

The Department of Education of Australia has established a national vocational education and training framework, with associated regulations. The Australia Qualifications Framework (AQF) provides national recognition of vocational education and training qualifications, allowing the award to be used across different Australian states. The AQF requires training organizations to meet certain standards to deliver and assess nationally recognized training, and issue nationally recognized qualifications. The Company has budgeted all cost associated to qualification certification in the segments that it operates it.

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Of the hundreds of qualifications available in the Australian framework, the Company will specialize in providing 40 different qualifications that provides certifications I, II, III, IV, Diploma and Advanced Diploma in the construction industry. These include training for roofing, plumbing, home renovation, electrical and carpentry. We expect that specialization in these areas will make Anvia stand out as a market leader in this niche.

The Company is located in Sydney, Australia. We believe that Sydney is a hotbed for vocational training for the construction market. Sydney is in the province of New South Wales which is a hot zone that holds 31.9% of establishments in the region. In the near future, it is expected that the government reform learning institute’s boundaries, which will allow establishments to operate on a national scope. Furthermore, the Company expects to have several revenue streams, such as its e-learning and loyalty channels, that will conduct operation on an international scope. The Company expects to also open satellite offices in Melbourne and Queensland. The Company will have an administrative office, classroom that can hold up to 40 students on site and various workshops. Anvia will operate 7 days a week, including evenings, to accommodate students that work during normal business hours. The Company will have developed a fully integrated learning and student management system that can digitally track learning time an offer a personalized training experience custom to every student.

Projected Milestones

The Company has a five-year plan that we expect will propel this venture into lasting success. The details and projected milestones are listed below:

●	Secure Location, hire and launch (Immediately). The first objective of the Company is to acquire its RTO and 20 qualification licenses. At the same time, the Company will secure its location and build out a training facility. We expect that the Company will be operational in 6 months or less from the time it has obtained funding and opens its regional offices in Melbourne and Queensland. We expect that our mobile application will be operational prior to the launch.

●	Local and Digital Marketing (by Year 1). Upon becoming operational, the Company will initiate its various local and online marketing campaigns. The objective is to build out its onsite student base and wider consumer base using its eLearning and mobile assets described in the business plan.

●	Alumni Outreach (years 2-5). Upon successfully graduate of its first year’s cohorts, the Company will maintain an aggressive outreach to alumni to remain active in the Anvia Network. Alumnus are a valuable segment for the Company as they will need to take annual CPD learning and other services described in the business plan.

Products/Services

Anvia will offer the following services and products designed for the Vocational Education and Training industry. They are as follows:

Anvia’s Mobile Applications:

The Company has also developed and launched its own proprietary “Anvia Loyalty” and “Anvia Learning” mobile applications, which are currently available on the Google Play store. We expect our applications to be an invaluable asset that will complement the onsite learning experience. We expect that our applications will contain 6 features:

●	Blended Learning: Using the Company’s Learning Management System (LMS), students will be able to take advantage of a learning system that identifies their weak points and adapts to their needs. The Company’s LMS will offer learning through video, reading and live classes. Students will be able to track their progress and utilize the applications eLearning program to learn on the go.

●	Work tools: This will be an online platform for construction tradesmen to create custom invoicing, bidding and proposal letters to client prospects. Work tools will be a value resource for small operations to learn how to submit Requests for Procurement (RFPs) to cities and business as well as offer general legal and technical contracts for their trade.

●	Resource center and digital library: Anvia has integrated its applications with Overdrive Inc., a United States based company (“Overdrive”), the largest digital library and eBooks platform in the world, to connect to existing national public or private libraries to offer a knowledge base of practical tips and self-help guides in their market. Students will also have access to a digital library of any literature of their choosing.

●	Peer-to-Peer Networking: Anvia will promote peer-to-peer networking for tradesmen to collaborate and assist each other in their career challenges. Inside the app, tradesmen will be able to ask each other questions and provide peer based solutions.

●	Shopping: The Loyalty shopping portable will be accessible to via the Company’s mobile application. The portal will track expenditures and offer cashback on all purchases. The Company has recently entered into agreements with several suppliers, such as Stanley Footwear Consortium Sdn Bhd, YKGI Bhd and Asteel Sdn Bhd, pursuant to which we will distribute these companies’ products through our platforms.

Qualification Training:

The Company will offer certifications in the areas that it operates in. Consumers will pay a lump sum fee. Anvia will train local students but also offer e-learning courses that students can access internationally. In the future, the Company intends to acquire and establish branches in new territories.

Licensing:

Tradesmen are required to obtain White Cards and Proof of Competency Cards on an annual basis to be licensed. The Company will offer the training and testing services for these areas. The Company will provide certificates in more than 40 different qualifications. Details on some of Company’s licensing offerings are listed below.

●	Certificate I. Certificate I is the lowest tertiary education qualifications available under the Australian Qualifications Framework (AQF). It equips individuals with basic functional knowledge and skills for initial work, further learning and community involvement. Graduates at this level can undertake routine tasks and identify simple problems. Certificate I courses are also offered to secondary school students. This segment’s contribution to industry revenue has remained stable over the past five years.

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●	Certificate II. Certificate II is the second-lowest complexity of tertiary education qualifications under the AQF. It prepares individuals for work in a defined area, and for further learning. Graduates at this level will have basic technical and procedural skills to undertake defined tasks and provide solutions to simple problems. Some Certificate II courses are offered at selected secondary schools, but this revenue is not included in the industry. Over the past five years, this segment’s contribution to industry revenue has declined due to greater demand for higher qualifications, as businesses have increasingly required skilled workers.

●	Certificate III. Certificate III courses account for the largest share of industry revenue, as they are the most popular qualification attained in the Technical and Vocational Education and Training industry. Certificate III courses equip graduates with practical and theoretical knowledge for work and further learning. Certificate III graduates may be able to work autonomously and take on limited responsibility. This segment’s share of industry revenue has increased over the past five years, reflecting the growing trend of workers upskilling.

Continuous Professional Development (CPD):

To stay complaint, tradesmen are required to take annual 12 hours of CPD training. The Company offers CPD instructions that will be another source of residual income.

Loyalty Program:

Many tradesmen in the construction industry become small business contractors that bill for time and materials. These contractors procure materials at their local hardware store. Anvia will develop an e-commerce shopping portal for competitively priced materials based on volume purchase commitments. Contractors can purchase their materials within the Anvia shopping portal and received up to 10% cashback. This will be a source of income for contractors that they would otherwise not be privy too. Anvia will also receive a commission for all purchases made on the shopping portal. The Company has recently entered into agreements with several suppliers, such as Stanley Footwear Consortium Sdn Bhd, YKGI Bhd and Asteel Sdn Bhd, pursuant to which we will distribute these companies’ products through our platforms

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Future Business Applications

Anvia envisions developing an integrated ecosystem for tradesmen in the construction industry. While the business plan does not call for these channels, in the future Anvia will explore diverse business applications:

●	On Demand Services: The Company will develop a vast network of students, recent graduates and alumni. In the future, it will be poised to offer an on-demand service for home improvement and general home advisory help. They are several successful existing services like this in the marketplace. The Company may explore a licensing or other partnership opportunity

●	Domestic Acquisitions: They are currently no large players in the vocational training industry. As Anvia develops its brand in its regional market, the Company will grow its presence geographically via acquisitions.

●	International certifications: Many developing economies in the ASEAN and other nearby countries use Australia’s certification framework system. Australia also has a tremendous work visa program.

Strategic Partners and Suppliers

On May 23, 2017, the Company entered in an agreement with Eurojet Australia Pty Ltd (“Eurojet”) to provide placement services, training and white card services.

On May 7, 2017, the Company entered an agreement with Egnitus Holding Pty Ltd (“Egnitus”) to design and develop its web-based technology and Android and IOS applications.

On May 18, 2017, the Company launched “Anvia Loyalty” mobile application. The application is available for download from the Google Play store. The IOS version is completed and under examination by Apple Inc. and is currently pending approval for inclusion in Apple’s online mobile application marketplace.

On May 22, 2017, the Company was appointed by Stanley Footwear Consortium Sdn Bhd (“Stanley”) to distribute safety boots, footwear and protective tools used by tradesmen in construction environment. The Company plans to offer these products through its platforms.

On May 30, 2017, the Company was appointed by YKGI Bhd (“YKGI”) to distribute its steel roofing products. The Company plans to offer these products through its platforms.

On June 5, 2017, Anvia was appointed by Asteel Sdn Bhd (“Asteel”) to distribute its steel roofing products and building materials. The Company plans to offer these products through its platforms.

On June 13, 2017 Anvia completed Learning Management System and launched its Android version of “Anvia Learning” now available for download from Google Play store.

On June 15, 2017 Anvia signed up an affiliate program from Fiverr International Ltd (“Fiverr”) to promote Fiverr services to its members.

Marketing

The Company recognizes that maintaining a sterling, well-regarded brand is essential to propagating a strong standing in the vocational learning industry. Moving forward, Anvia will strive to meet the following objectives:

Objectives

●	To be a trusted institute in the vocational learning industry
●	To command a recognized brand for those that aspire to be tradesmen in the construction industry
●	To build brand loyalty amongst graduates who will return for CPD training and other Anvia resources
●	To offer a progressive e-learning platform that all construction tradesmen will depend on
●	To offer a wealth of resources in the niche that it operates in
●	To operate the most seamless and technological advanced learning platform in the industry

Marketing will be mainly implemented through building partnerships, social media, direct sales, online marketing and word of mouth.

Networking

●	Networking with compatible companies to build referral relationships
●	Attending relevant tradeshows.
●	Seeking out referrals from current customer base

Direct Sales

●	Utilize a permanent sales people to call on potential prospects
●	Offer direct mail postcards
●	Sponsor compatible tradesman organizations, resources and programs
●	Develop newsworthy content for PR campaigns

Social Media and Online Marketing

●	Maintain a presence on strong presence social networking sites such as LinkedIn and Facebook.
●	Develop a strong, reputable website that is optimized for Google Search
●	Initiate online marketing campaigns for on mobile
●	Offer viral mobile referral programs to get tradesmen to download the Anvia application

The Market: Vocational Training and Education in Australia

Construction is the third largest employing industry in Australia, employing 1,055,200 workers, or 9.1 per cent of total employment, as of February 2015. Over the past decade, Construction has experienced strong employment growth, with employment in the industry increasing by 221,400 (or 26.6 per cent) over the 10 years to February 2015, making it the third largest growth industry in Australia over this period. This represents a growth rate of 2.4 per cent per annum, compared with 1.8 per cent per annum recorded across all industries. This strong growth has been driven by the housing and commercial needs of an expanding population, as well as ongoing investment in public and private infrastructure.

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Construction industry employment is projected to grow by 137,900 (or 13.0 per cent) over the five years to November 2019, well above the growth rate of 10% projected for employment as a whole. Looking ahead, employment growth in the industry is expected to be supported by historically low interest rates, the recent strength in building approvals, and the housing needs of Australia’s steadily growing population. Employment growth over the five years to November 2019 is projected to be largest in the Building Installation Services sector (up by 50,400 or 20.7 per cent), followed by Building Completion Services (24,800 or 13.0 per cent), Other Construction Services (15,800 or 13.9 per cent) and Building Structure Services (12,600 or 16.3 per cent). Only the Heavy and Civil Engineering Construction sector is projected to record a decline over the five years to November 2019 (down by 6,500 or 8.3 per cent), with conditions in this sector expected to be constrained by weakening conditions in Mining.

The number of students accessing financing from the Australian government rose from about from 55,000 in 2012 to more than 272,000 in 2015. Vocational loans increased from $26.0 million in 2012 to more than $2.9 billion in 2015. According to the licensedtrades.com.au there are over 1.4M trade professionals across 47 licensing bodies in Australia. As part of the National Partnership Agreement on Skills Reform, the Australian Federal Government has allocated its states and territories $1.8 billion over the five years through 2016-17, on top of $7.0 billion in base funding. This funding was offered on the condition that these governments meet several targets, such as reducing upfront costs for students and increasing private investment through loans for diplomas. The number of students accessing VET FEE-HELP rose from about from 55,000 in 2012 to more than 272,000 in 2015. VET FEE-HELP loans increased from $26.0 million in 2012 to more than $2.9 billion in 2015.

The Australian Vocational and training revenue is expected to grow by an annualized 1.3% over the five years through 2016-17, to $8.8 billion. The industry is forecast to grow at an annualized 0.5% over the next five years, to reach $9.1 billion.

The industry has moderate barriers to entry and this has remained steady over the past five years, despite fluctuations. In 2012, government policy made the industry more market-based. However, recent Australian Federal Government initiatives have limited the amount of funding available to industry players, and placed strict requirements on new entrants. Although industry concentration is low, operators still need to establish a strong reputation to attract students. Developing a good reputation can take time, and this can deter new entrants. Capital intensity in the industry is low, but significant investment is required initially to secure land, buildings and classroom equipment.

The Company’s target market will be construction tradesmen and future construction tradesmen that need qualifications for roofing, plumbing, home renovation, electrical and carpentry. The share of Construction industry workers who have a level of educational attainment above Year 12 or equivalent is the same as the share recorded across all industries (59.7 per cent). The critical role of trade skills in the Construction industry, however, is reflected in the 45.3 per cent share of Construction industry workers who have completed a Certificate III/IV qualification, which is significantly higher than the corresponding share across all industries (20.6 per cent). By contrast, the Construction industry’s share of workers who have attained a Bachelor Degree or higher (7.8 per cent) is significantly lower than the corresponding share across all industries (28.5 per cent).

Competition

The Vocational Education and Training industry has a low level of market share concentration with no player owning more than 5% market share. The biggest players in the industry are public education programs and private operators, such as the Australian Careers Network Ltd and Navitas Limited. Despite a limited competitive landscape, the Company expects to command advantages over existing operators as Anvia will specialize in an underserved market niche and expects to offer a superior technological learning platform.

In Australia, technical and further education or “TAFE” system is largely state-based, which means that each state has developed individual vocational education and training systems. The Australian Federal Government is encouraging reform to develop a competitive and responsive national system. While the states coordinate their own TAFE systems and are a dominant influence in the industry, they are not major players. The following section outlines the two largest TAFE systems and the institutions.

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Australian Governmental TAFE programs

In Australia, technical and further education or TAFE system is largely state-based, which means that each state has developed individual vocational education and training systems. The Federal Government is encouraging reform to develop a competitive and responsive national system. While the states coordinate their own TAFE systems and are a dominant influence in the industry, they are not major players.

In New South Wales, TAFE institutes are under the control of TAFE NSW. TAFE NSW incorporates 10 institutes, which are classified in this report as 10 separate enterprises, which operate 130 campuses throughout the state. The three biggest institutes are the Western Sydney Institute, Sydney Institute and South-Western Sydney Institute. TAFE NSW enrolls more than 550,000 students. TAFE NSW increased its tuition fees by an average of 9.5% in 2013 and by a further 5.7% in 2014, in response to funding cuts from the NSW Government. Combined, TAFE NSW generated $1.9 billion in revenue in 2014-15, with 71.0%

The Victorian style of management is more decentralized than its counterparts in other states, with no umbrella organization. The state’s VET sector consists of 18 public TAFE institutions and more than 1,300 private providers. In Victoria, four universities also offer TAFE-level courses: RMIT University, Victoria University of Technology and Swinburne University in Melbourne, and Federation University in Ballarat, VIC.

Navitas Limited

Navitas is an ASX-listed company with numerous subsidiaries operating across the Education and Training division. The company operates three divisions: the professional and English programs division, university programs division and SAE. The company has expanded rapidly overseas over the past five years, providing courses in the United Kingdom, Canada, the United States, Asia, the Middle East and Europe. In 2014-15, the company generated 64.0% of its revenue in Australia in 2014-15, these divisions generated revenue of $185.5 million and $224.0 million, respectively.

Australian Careers Network Ltd

Australian Careers Network Ltd (ACN) is a publicly listed company that entered the Technical and Vocational Education and Training industry by acquiring Phoenix Institute of Australia Pty Ltd in January 2015. ACN has grown rapidly since listing on the ASX through acquisitions, access to the VET FEE-HELP funding model and expanding its student base. The company generated revenue of $85.2 million in 2014-15, up 377.5% on the previous year. During the same year, it posted a profit margin of 29.7%. As at June 2015, the company had 10 RTOs in more than 40 locations across Victoria, Queensland and New South Wales.

Recent Developments

On May 23, 2017, the Company entered in an agreement with Eurojet Australia Pty Ltd (“Eurojet”) to provide placement services, training and white card services.

On May 3, 2017, the Company launched its website, www.anvia.me.

On May 7, 2017, the Company entered an agreement with Egnitus Holding Pty Ltd (“Egnitus”) to design and develop its web-based technology and Android and IOS applications.

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On May 18, 2017, the Company launched “Anvia Loyalty” mobile application. The application is available for download from the Google Play store. The IOS version is completed and under examination by Apple Inc. and is currently pending approval for inclusion in Apple’s online mobile application marketplace.

On May 22, 2017, the Company was appointed by Stanley Footwear Consortium Sdn Bhd (“Stanley”) to distribute safety boots, footwear and protective tools used by tradesmen in construction environment. The Company plans to offer these products through its platforms.

On May 30, 2017, the Company was appointed by YKGI Bhd (“YKGI”) to distribute its steel roofing products. The Company plans to offer these products through its platforms.

On June 5, 2017, Anvia was appointed by Asteel Sdn Bhd (“Asteel”) to distribute its steel roofing products and building materials. The Company plans to offer these products through its platforms.

On June 13, 2017 Anvia completed Learning Management System and launched its Android version of “Anvia Learning” now available for download from Google Play store.

On June 15, 2017 Anvia signed up an affiliate program from Fiverr International Ltd (“Fiverr”) to promote Fiverr services to its members.

Proposed Acquisitions

On March 22, 2017, Anvia and All Crescent Sdn Bhd (“All Crescent”) entered into a non-binding preliminary agreement (the “All Crescent Acquisition”). Under the terms of the proposed All Crescent Acquisition, the Company shall pay $200,000 U.S. Dollars in exchange for a 51% equity stake in All Crescent. At the time of closing of the All Crescent Acquisition, among other things, All Crescent shall (1) own 100% of the issued and outstanding capital stock of Sage Interactive Sdn Bhd and 100% of the issued and outstanding capital stock of Sage Interactive MSC Sdn Bhd (collectively “Sage Interactive”); and (2) own 5% of the issued and outstanding capital stock of Celex Media Sdn Bhd (“Celex”). Sage Interactive are Malaysian companies that own the “Learning Management System and Applications” technology and specialize in developing and providing learning management technologies, learning solutions and eContent. Celex is a Malaysian company that operates as digital content aggregator, e-learning platform provider and distributor of e-books, e-magazines and e-textbooks. Upon consummation of the proposed All Crescent Acquisition, All Crescent shall become a majority-owned subsidiary of the Company.

To date, the parties to the All Crescent Acquisition are currently in negotiations to agree to the terms of a binding definitive agreement and are currently conducting due diligence. There is no guarantee that the parties will be able to agree on terms, that the results of due diligence will be favorable, that the pre-conditions of the All Crescent Acquisition are satisfied or that the All Crescent Acquisition will ever be consummated. To date, the Company has paid a deposit of $20,000 USD in connection with the All Crescent Acquisition, which was paid from proceeds received from sales of the Company’s common stock. The Company plans to finance this acquisition through revenues generated from operations and sales of its capital stock; provided, the Company’s Chief Executive Officer has expressed a willingness and plan to provide financing in the event that the Company is unable to generate enough revenue to independently finance this acquisition. Notwithstanding the foregoing, there is no guarantee that the Company will be able to generate enough funds to finance the acquisition.

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THE COMPANY

Background

The Company, formerly known as Dove Street Acquisition Corporation, was incorporated in Delaware on July 22, 2016. The Company filed a registration statement on Form 10 with the Securities and Exchange Commission on August 9, 2016 and became a public reporting company. In January 2017, Dove Street Acquisition Corporation changed its name to Anvia Holdings Corporation. On January 10, 2017, the Company effected a change of control with the resignation of the then officers and directors, redemption of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, the appointment of new officers and directors and the issuance of 5,000,000 shares of common stock, pro rata, to the new shareholders of the Company.

The Company has an authorized capitalization of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 1000 shares have been designated Series A Preferred Stock. The Company has a fiscal year end of December 31. As of the date of this registration statement, there are 19,403,367 shares of common stock of the Company issued and outstanding and 1000 shares of Series A Preferred Stock issued and outstanding.

Recent Developments

On May 23, 2017, the Company entered in an agreement with Eurojet Australia Pty Ltd (“Eurojet”) to provide placement services, training and white card services.

On May 3, 2017, the Company launched its website, www.anvia.me.

On May 7, 2017, the Company entered an agreement with Egnitus Holding Pty Ltd (“Egnitus”) to design and develop its web-based technology and Android and IOS applications.

On May 18, 2017, the Company launched “Anvia Loyalty” mobile application. The application is available for download from the Google Play store. The IOS version is completed and under examination by Apple Inc. and is currently pending approval for inclusion in Apple’s online mobile application marketplace.

On May 22, 2017, the Company was appointed by Stanley Footwear Consortium Sdn Bhd (“Stanley”) to distribute safety boots, footwear and protective tools used by tradesmen in construction environment.

On May 30, 2017, the Company was appointed by YKGI Bhd (“YKGI”) to distribute its steel roofing products

On June 5, 2017, Anvia was appointed by Asteel Sdn Bhd (“Asteel”) to distribute its steel roofing products and building materials.

On June 13, 2017 Anvia completed Learning Management System and launched its Android version of “Anvia Learning” now available for download from Google Play store.

On June 15, 2017 Anvia signed up an affiliate program from Fiverr International Ltd (“Fiverr”) to promote Fiverr services to its members.

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Proposed Acquisition

On March 22, 2017, Anvia and All Crescent Sdn Bhd (“All Crescent”) entered into a non-binding preliminary agreement (the “All Crescent Acquisition”). Under the terms of the proposed All Crescent Acquisition, the Company shall pay $200,000 U.S. Dollars in exchange for a 51% equity stake in All Crescent. At the time of closing of the All Crescent Acquisition, among other things, All Crescent shall (1) own 100% of the issued and outstanding capital stock of Sage Interactive Sdn Bhd and 100% of the issued and outstanding capital stock of Sage Interactive MSC Sdn Bhd (collectively “Sage Interactive”); and (2) own 5% of the issued and outstanding capital stock of Celex Media Sdn Bhd (“Celex”). Sage Interactive are Malaysian companies that own the “Learning Management System and Applications” technology and specialize in developing and providing learning management technologies, learning solutions and eContent. Celex is a Malaysian company that operates as digital content aggregator, e-learning platform provider and distributor of e-books, e-magazines and e-textbooks. Upon consummation of the proposed All Crescent Acquisition, All Crescent shall become a majority-owned subsidiary of the Company.

To date, the parties to the All Crescent Acquisition are currently in negotiations to agree to the terms of a binding definitive agreement and are currently conducting due diligence. There is no guarantee that the parties will be able to agree on terms, that the results of due diligence will be favorable, that the pre-conditions of the All Crescent Acquisition are satisfied or that the All Crescent Acquisition will ever be consummated. To date, the Company has paid a deposit of $20,000 USD in connection with the All Crescent Acquisition, which was paid from proceeds received from sales of the Company’s common stock. The Company plans to finance this acquisition through revenues generated from operations and sales of its capital stock; provided, the Company’s Chief Executive Officer has expressed a willingness and plan to provide financing in the event that the Company is unable to generate enough revenue to independently finance this acquisition. Notwithstanding the foregoing, there is no guarantee that the Company will be able to generate enough funds to finance the acquisition.

Employees

The Company has two executive officers and 1 employee.

Subsidiaries

The Company has no subsidiaries; provided, however, upon consummation of the proposed All Crescent Acquisition, All Crescent Sdn Bhd shall become a majority owned subsidiary of the Company.

Property

The Company has its headquarters at Level 9, 127 Creek Street, Brisbane QLD 400, Australia. On February 9, 2017, the Company executed an operating lease agreement for its office with the lease commencing February 10, 2017 and terminating on February 28, 2018. The Company agreed to pay a monthly rent of $289 and paid a security deposit of $578 on February 9, 2017 upon the execution of the lease.

The Company also has an office located in 8383 Wilshire Blvd, Suite 800 Beverly Hills, California, CA 90209. The Company pays $289.00 per month on a month to month basis.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Emerging Growth Company

Anvia Holdings Corporation qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year. The disclosure regarding the company and The Jumpstart Our Business Startups Act is incorporated herein by reference from the Form 10-12G filed on August 9, 2016.

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Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(I)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;
(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or
(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below. Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(I) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

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Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Agreement with Tiber Creek Corporation

Ali Kasa, a director and officer of the Company, entered into an agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance in effecting transactions for the Company to become a public company, including the preparation and filing a registration statement with the Securities and Exchange Commission, advise and provide assistance on listing its securities on a trading exchange, assistance in establishing and maintaining relationships with market makers and broker-dealers and assistance in other transactions, marketing and corporate structure activities available at that time.

Reports to Security Holders

In August 2016, the Company (as Dove Street Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001681282.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the unaudited condensed financial statements and accompanying notes and the other financial information appearing elsewhere in this report. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events.

We are a development stage enterprise and are incorporated in the State of Delaware in July 2016. As of the periods from inception, through the date of this quarterly report, we did not generate any revenue and incurred expenses and operating losses, as part of our development stage activities. We have experienced a net loss of $ 36,468 for the six months ended June 30 , 2017, used net cash in operating activities of $80,500, working capital of $ 57,298 , and an accumulated deficit of $ 44,030 at June 30 , 2017.

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The Company anticipates that it would need a minimum of approximately $5,000,000 over the next 12 months to continue as a going concern and bring the company’s products to market within that time frame. Specifically, in order for the Company to fully implement it plans it expects that it will need: (1) $925,000 for start-up expenses, including expenses for RTO licenses, qualification licenses, office expenses, technology development, workshop tools and office deposits; (2) $400,000 for long-term expenses, including expenses for furniture & equipment, computer & accessories, build out and to set up regional offices in Melbourne and Queensland; and (3) $3,675,000 for working capital costs. The Company’s executive officers and several of its current shareholders have expressed a willingness and plan to continue to fund the Company’s operations during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations, however, the Company cannot guarantee that it will receive the minimum needed to fund its operations and development for the 2017 fiscal year.

The following discussion highlights Company’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the Company’s financial statements contained in this registration statement, which have been prepared in accordance with United States generally accepted accounting principles. This discussion and analysis together with such financial statements and the related notes thereto.

Our Current Business

We are an Australia-based startup development-stage company formed to provide vocational training and education industry for construction tradesmen in Australia, a region which we believe presents a valuable market opportunity. We are currently developing a fully integrated learning and student management system that can digitally track learning time and offer a personalized training experience that is customized for every student. Currently, we believe that the outlook for construction in the Australia exceeds the labor supply pool and that the Australian government will provide financing in this core sector to help meet market demand. This is precisely the market gap that Anvia will address.

The Department of Education of Australia has established a national vocational education and training framework, with associated regulations. The Australia Qualifications Framework (AQF) provides national recognition of vocational education and training qualifications, allowing the award to be used across different Australian states. The AQF requires training organizations to meet certain standards to deliver and assess nationally recognized training, and issue nationally recognized qualifications. We have budgeted all cost associated to qualification certification in the segments that it operates it.

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Of the hundreds of qualifications available in the Australian framework, we will specialize in providing 40 different qualifications that provides certifications I, II, III, IV, Diploma and Advanced Diploma in the construction industry. These include training for roofing, plumbing, home renovation, electrical and carpentry. We expect that specialization in these areas will make Anvia stand out as a market leader in this niche.

We are located in Sydney, Australia. We believe that Sydney is a hotbed for vocational training for the construction market. Sydney is in the province of New South Wales which is a hot zone that holds 31.9% of establishments in the region. In the near future, it is expected that the government reform learning institute’s boundaries, which will allow establishments to operate on a national scope. Furthermore, we expect to have several revenue streams, such as its e-learning and loyalty channels, that will conduct operation on an international scope. We expect to also open satellite offices in Melbourne and Queensland. We will have an administrative office, classroom that can hold up to 40 students on site and various workshops. We will operate 7 days a week, including evenings, to accommodate students that work during normal business hours. We will have developed a fully integrated learning and student management system that can digitally track learning time an offer a personalized training experience custom to every student.

On March 22, 2017, All Crescent Sdn Bhd (“All Crescent”) and Anvia entered into a non-binding preliminary agreement (the “All Crescent Acquisition”). Under the terms of the proposed All Crescent Acquisition, the Company shall pay $200,000 in exchange for a 51% equity stake in All Crescent. At the time of closing of the All Crescent Acquisition, among other things, All Crescent shall (1) own 100% of the issued and outstanding capital stock of Sage Interactive Sdn Bhd and 100% of the issued and outstanding capital stock of Sage Interactive MSC Sdn Bhd (collectively “Sage Interactive”); and (2) own 5% of the issued and outstanding capital stock of Celex Media Sdn Bhd (“Celex”). Sage Interactive, are Malaysian companies that own the “Learning Management System and Applications” technology and specialize in developing and providing learning management technologies, learning solutions and eContent. Celex is a Malaysian company that operates as digital content aggregator, e-learning platform provider and distributor of e-books, e-magazines and e-textbooks. Upon consummation of the proposed All Crescent Acquisition, All Crescent shall become a majority-owned subsidiary of the Company. The Company is conducting due diligence of this acquisition and no formal agreements have been executed as of the date of this prospectus.

Overview for the six months ended June 30 , 2017.

The following does not compare results because the Company was incorporated on July 22, 2016.

Results of Operations

Our results of operations for the three months period and six months period ended June 30 , 2017 included the operations of the Company. Revenues for the three months period and six months period ended June 30, 2017 were $8,330, earned by providing construction induction training and white card for plumber position for a customer. Cost of revenue for providing training to the customer for the three months and six months period ended June 30, 2017 was $3,150. We reported a net loss of $ 11,568 and $36,468 applicable to the Company’s common stockholders for the three months period and six months period ended June 30 , 2017. The loss resulted primarily due to the professional fees paid to consultants, fees paid to stock transfer agent, travel, meals and lodging expense, and other general and administrative expenses incurred for being a public company amounting to $16,748 and $41,648 for the three months period and six months period ended June 30, 2017 .

Operating Activities

Net cash used in operating activities for the six months ended June 30 , 2017 was $ 80,500 which resulted primarily from our net loss of $ 36,468 , net increase in accounts receivable of $ 8,330 , increase in prepaid deposits of $ 34 ,278 due to rent and fees paid in advance for potential mergers and acquisitions, and decrease in accrued liabilities of $1, 424 .

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Investing Activities

Net cash used in Investing activities for the six months ended June 30, 2017 was $20,000 primarily due to the earnest deposit paid by the Company for the acquisition of All Crescent.

Financing Activities

Net cash provided by financing activities for the six months ended June 30 , 2017 was $ 103,036 primarily due to $ 98,541 in cash proceeds received from the sale of our common stock, $4,020 cash received from related parties, and $ 475 cash received for stock subscriptions received in advance.

As a result of the above activities, we experienced a net increase in cash of $ 2,536 for the six months ended June 30 , 2017. Our ability to continue as a going concern is still dependent on our success in obtaining additional financing from investors or from sale of our common shares.

Overview for the period from July 22, 2016 (inception) through December 31, 2016.

The following does not compare results because the Company was incorporated on July 22, 2016. Instead the discussion concentrates on activities during the period from inception on July 22, 2016 through December 31, 2016.

Revenues. Through December 31, 2016, the Company generated no revenues. The Company has been in the process of configuring its operations, developing its service plans and its intellectual property and identifying targets for acquisition and expects to generate revenues as it continues to expand its operations.

Research and development. The Company expects that its research and development activities will increase in future periods as revenues provide the funding needed to assist the development work needed to bring products to market.

Salaries and Wages. The Company is not currently paying its executive management, as the Company grows, it expects that both of its executive officers will receive salaries from the Company. Therefore, the Company expects salaries and wages to increase in future periods.

Operating Expenses. Operating expenses were approximately $7,562 for the period from July 22, 2016 (inception) through December 31, 2016. The Company expects these costs to increase in future periods as it continues to expand its operations.

Professional Fees. Professional fees were minor for the period from July 22, 2016 (inception) through December 31, 2016. However, the Company expects professional fee costs to increase as the Company is a public reporting company with the Securities and Exchange Commission, which requires that it maintain relationships with both PCAOB registered audit firms and securities counsel to perform and assist with the SEC reporting requirements. In addition, the Company may also attempt to purchase other entities or assets and operations of other entities if the advantageous situation presents itself. This could require the Company to incur substantial professional fees.

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Critical Accounting Policies

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in ASC 915, “Development Stage Entities.” Among the disclosures required by ASC 915, are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2016.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016, there are no outstanding dilutive securities.

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FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18, which will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its condensed financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is currently evaluating the impact of this accounting standard.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

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Financial Condition, Liquidity and Capital Resources

Cash and cash equivalents were $ 2,536 at June 30 , 2017 as compared to $0 at December 31, 2016. As shown in the accompanying financial statements, we recorded a net loss of $ 36,468 for the six months ended June 30 , 2017. Our working capital at June 30 , 2017 was $ 57,298 , and net cash used in operating activities for the six months ended June 30 , 2017 was $ 80,500 . These factors and our ability to raise additional capital to accomplish our objectives, raises doubt about our ability to continue as a going concern. We expect our expenses will continue to increase during the foreseeable future as a result of increased operations and the development of our current business operations. We anticipate generating only minimal revenues over the next twelve months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

We presently do not have any significant credit available, bank financing or other external sources of liquidity. Due to our operating losses, our operations have not been a source of liquidity. We will need to acquire other profitable entities or obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of our planned service development and marketing efforts, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to:

●	Curtail our operations significantly, or

●	Seek arrangements with strategic partners or other parties that may require us to relinquish significant rights to technology platform and correlated services, or

●	Explore other strategic alternatives including a merger or sale of our Company.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of December 31, 2016 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

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MANAGEMENT

The following tables set forth information regarding the Company’s board of directors and its executive officers.

Officers and Directors of Anvia Holdings Corporation (the “Company”)

Name	Position
Ali Kasa	President, Secretary, Chief Financial Officer, Director
Waleed Badurik	Chief Technology Officer, Director

Directors

The Company is authorized to have at least one director but no more than five. Each of the Company’s directors serves for a term of one year or until a successor is elected and qualified.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. Based on this definition, the Company has two independent directors. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●       Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●       Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●       Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●       Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●       Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●       Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act (15 U.S.C. 78c(a) (26)), any

●       Registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act (7 U.S.C. 1(a) (29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Committees and Terms

The Board of Directors (the “Board”) has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Ali Kasa

Ali Kasa serves as President, Secretary, Chief Financial Officer and sole director of the Company. Prior to assuming control over Anvia, Mr. Kasa was the CEO of Egnitus Holdings Pty Ltd providing business growth solutions to businesses with offices in Australia, Malaysia, Saudi Arabia, the UK and Albania. Mr. Kasa has years of practical experience in starting, managing and exiting businesses and has sold over 26 new ventures. Mr. Kasa served as a consultant to several large international corporations in the areas of workforce planning, business modeling and strategic planning. In 2001, Mr. Kasa received an honorary LLB from International Islamic University Malaya and in 2004, Mr. Kasa received a Master in Comparative Laws from International Islamic University Malaya. In 2013, Mr. Kasa received his MBA degree from Asiac University.

Waleed Badurik

Waleed Badurik obtained bachelor degree in Computer Engineering from University of Science and Technology KSA and he pursued and obtained Masters of Science in Computer & Information Engineering from IIU, Malaysia. In addition to academic qualifications, Waleed obtained professional qualifications from Cisco, Microsoft and other institutions for Network, Security and Performance Management aspects. Prior to joining Anvia Holdings Corporation as a Director and its Chief Technology Officer (CTO), Waleed worked as in diverse roles with large conglomerates in Middle East and Australia. He started as Network Specialist and moved up the career in positions such as Network & Security Manager, Director of Customer Support and Systems Director. Mr. Badurik has been managing ICT projects from small, large and multinational companies and involved throughout the Product Life Cycle. He has supervised the development of more than 5 different software and mobile applications across different platforms.

EXECUTIVE COMPENSATION

Summary Compensation

The Company has not paid any executive compensation.

The Company has not entered into any employment agreements with any of its officers. It intends to pay annual salaries to such officers and will pay an annual stipend to its directors when the Board determines, in its sole discretion, that cash flow is sufficient to make such payments in light of other cash needs of the Company.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

Employment Agreements

The Company has not entered into any employment agreements with any officers or key personnel. The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s Common Stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Shares Owned	Percent of Class (1)	Voting Percentage (7)
Ali Kasa, (2)(3) President, Secretary, Chief Financial Officer, Director	5,000,000	25.9%	43.29%

Waleed Badurik, (3) Chief Technology Officer, Director	5,000,000	25.9%	33.09%

Ali Mohammed Al Qahtani (4)
> 5% Shareholder	1,166,667	6%	2.94%

Luftar Kasa (5)
> 5% Shareholder	1,000,000	5.1%	2.49%

Yasser Elsayed Aly Ahmed Elezaby (6)
> 5% Shareholder	5,000,000	25.9%	12.69%

All Officers and directors as a Group (6 persons)	10,000,000	51.9%	76.38%

(1)	Based on 19,403,367 shares of Common Stock outstanding.

(2)	Consists of 5,000,000 shares issued on change of control.

(3)	The address of the officers and directors of the Company is located at Level 9, 127 Creek Street, Brisbane QLD 400, Australia.

(4)	The address of Ali Mohammed Al Qahtani is 5, Al-Jazirah Section, Riyadh, Saudi Arabia.

(5)	The address of Luftar Kasa is RR. Haxhi Isuf Banka, Salite E Vogel, Tirana, Albania.

(6)	The address of Yasser Elsayed Aly Ahmed Elezaby is 162 Century Dr, Syracuse NY 13209.

(7)	Based on aggregate voting shares, including Common Stock shares and Series A Preferred Stock shares that are presently issued and outstanding.

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s Series A Preferred Stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the class of stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Shares Owned	Percent of Class (1)	Voting Percentage (3)
Ali Kasa, (2) President, Chief Financial Officer, Director	600	60%	43.29%

Waleed Badurik, (2) Chief Technology Officer, Director	400	40%	33.09%

All Officers and directors as a Group (2 persons)	1,000	100%	76.38%

(1)	Based on 1,000 shares of Series A Preferred Stock outstanding, which, voting together as a class, have the right to vote 51% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not, without the consent of the sixty-percent (60%) of the holders of the Series A Preferred Stock, voting as a separate class, alter or change the provisions of the Certificate of Incorporation so as to adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever

(2)	The address of the officers and directors of the Company is located at Level 9, 127 Creek Street, Brisbane QLD 400, Australia.

(3)	Based on aggregate voting shares, including Common Stock shares and Series A Preferred Stock shares that are presently issued and outstanding.

32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company’s common stock. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company. James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Dove Street Acquisition Corporation, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change in control. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

On January 11, 2017, the Company issued 5,000,000 shares of its common stock to Ali Kasa, an officer and director of the Company for services rendered to the Company, valued at $500, or $.0001 per share.

In February 2017, the Company issued to Ali Kasa, an officer and director of the Company an aggregate of 600 Series A Preferred Stock shares for total proceeds of $0.06.

In February 2017, the Company issued to Waleed Badurik, an officer and director of the Company, an aggregate of 400 Series A Preferred Stock shares for total proceeds of $0.04.

In March 2017, the Company issued to Luftar Kasa, a member of Mr. Ali Kasa’s family, 1,000,000 shares of its common stock for total proceeds of $1,000.

In March 2017, the Company issued to Waleed Badurik, an officer and director of the Company, an aggregate of 5,000,000 shares of its common stock in exchange for services rendered to the Company, valued at $500, or $.0001 per share.

On May 7, 2017, the Company entered an agreement with Egnitus Holding Pty Ltd (“Egnitus”) to design and develop its web-based technology and Android and IOS applications. Mr. Ali Kasa, a director and officer of the Company, is also employed by Egnitus.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 3,796,700 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share, until the close of the Offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

33

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering				After Offering
Name	Number of Shares Owned		Percent of Class (1)	Shares Offered for Sale	Number of Shares Owned if All Shares Offered for Sale Sold		Percent of Class Owned if All Shares Offered for Sale Sold (1)

Abdullah Saleh Mohammed Abdo	20,000	*		20,000	0	*
Ahmed Mohammed Saleh Bufleh	80,000	*		80,000	0	*
Ali Mohammed Al Qahtani	1,166,667		6%	100,000	1,066,667		5.5%
Ali Saleh Mohammed Abdo	145,000	*		145,000	0	*
Amro Abdulaziz Abobakr Ba Matraf	25,000	*		25,000	0	*
Bakil Ali Abdo Saif	25,000	*		25,000	0	*
Basem Elsaid Elsherbiny Bekhit Eldahrawy	30,000	*		30,000	0	*
Christopher Hii Lu Ming	50,000	*		50,000	0	*
Gnanasageran A/L Arumugam	50,000	*		50,000	0	*
Hazirah Binti Hashim	50,000	*		50,000	0	*
Hussein Ali Saeed Ba Rahma	59,625	*		59,625	0	*
Ismail Eusoff	10,000	*		10,000	0	*
Khaled Al Dokmak Oklah	50,000	*		50,000	0	*
Khaled Saleh Saeed Al-Batati	150,000	*		150,000	0	*
Khalid Mohamed Ali Sait	75,000	*		75,000	0	*
Khalil Ahmed Abdullah Ba Nafea	87,375	*		87,375	0	*
Luftar Kasa	1,000,000		5.1%	100,000	900,000		4.6%
Majid Saleh Alquait	60,000	*		60,000	0	*
Malliga Subramaniam	100,000	*		100,000	0	*
Mohammed Abobakr Bahormuz	20,000	*		20,000	0	*
Mohammed Saleh Mohsen Mohammed	26,500	*		26,500	0	*
Muhammad Hariz Bin Hashim	50,000	*		50,000	0	*
Muhammad Irwan Bin Mohd Rejab	60,000	*		60,000	0	*
Mustafa Mohammed Ali Naib	20,000	*		20,000	0	*
Nabil Saeed Omar Alsanbi	100,000	*		100,000	0	*
Nur Ariqah Binti Mohd Rejab	60,000	*		60,000	0	*
Rami Fahad Ali Alkhizzy	13,200	*		13,200	0	*
Shareezan Hoklai Bin Sarudu	50,000	*		50,000	0	*
Shariman Hoklai Bin Sarudu	50,000	*		50,000	0	*
Victor Hii Lu Thian	50,000	*		50,000	0	*
Waleed Fekry Saleh Mohamed Faris	30,000	*		30,000	0	*
Yasser Elsayed Aly Ahmed Elezaby	5,000,000		25.9%	500,000	4,500,000		23.3%
Ali Kasa (2)	5,000,000		25.9%	500,000	4,500,000		23.3%
Waleed Abdullah Mubarak Badurik (2)	5,000,000		25.9%	500,000	4,500,000		23.3%
James Cassidy (3)	250,000	*		250,000	0	*
James McKillop (4)	250,000	*		250,000	0	*
	19,263,367			3,796,700	15,466,667

*	Less than 1%.

(1)	Based on 19,403,367 shares of common stock outstanding as of the date of this prospectus.

(2)	Director and/or officer of the Company.

(3)	Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation. Mr. Cassidy is a promoter of the Company.

(4)	Includes 250,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC. Mr. McKillop is a promoter of the Company.

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 19,403,367 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which 1000 shares have been designated as Series A Preferred Stock. As of the date of the registration statement, 1000 shares of Series A Preferred Stock are issued and outstanding.

Common Stock

The Company is registering 3,796,700 shares of common stock offered for sale the holders thereof (“Selling Shareholders”) at an offering price of $0.10 per share.

34

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Certificate of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

In the case of dissolution of the Company, the shares of common stock are subordinate to the payment of the Company’s outstanding debts, including repayment of its current promissory notes.

Preferred Stock

The Company has 20,000,000 authorized shares of preferred stock, of which 1000 shares have been designated as Series A Preferred Stock. As of date hereof, 1,000 shares of Series A Preferred Stock are issued and outstanding. The board of directors has the authority to affect a series of preferred stock and designate the rights and preferences thereto.

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Other than the shares of Series A Preferred Stock already issued, the Company has no present plans to issue any preferred stock.

35

Series A Preferred Stock

The Series A Preferred Stock provides the holders thereof the right, voting separately as a class, to vote in aggregate 51% of our outstanding voting shares on any and all shareholder matters (the “Majority Voting Rights”).

Additionally, the Company shall not, without the consent of the sixty-percent (60%) of the holders of the Series A Preferred Stock, voting as a separate class, alter or change the provisions of the Certificate of Incorporation so as to adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

Other than the Majority Voting Rights, our Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever; provided, however, the Series A Preferred Stock and the rights associated therewith, could act to prevent or delay a change in control.

The 1,000 shares of Series A Preferred Stock are held by Mr. Ali Kasa and Mr. Waleed Badurik, the Company’s officers and directors.

Market Price

There is no public market for the Company’s common stock and there is no market price for the Company’s common stock.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

If the Company is not able to qualify for quotation on the OTC Bulletin Board or for other reasons, the Company may elect to have its securities initially traded in the OTC Markets Group Inc. (formerly the Pink OTC Markets, aka the “Pink Sheets”). The OTC Markets Group Inc. is the largest electronic marketplace for broker-dealers to trade unlisted stocks. In general, there is greater liquidity for traded securities on the OTC Bulletin Board. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

36

Transfer Agent

Equity Stock Transfer, located in New York, New York, serves as transfer agent for the Company’s common stock.

Dividends

The Company has not paid any dividends to date.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Dove Street Acquisition Corporation. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Dove Street Acquisition Corporation prior to its change of control.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

37

ANVIA HOLDINGS CORPORATION

FINANCIAL STATEMENTS

38

ANVIA HOLDINGS CORPORATION

Condensed Balance Sheets

	June 30 , 2017	December 31, 2016
ASSETS	(Unaudited)

Current Assets
Cash and cash equivalents	$2,536	$-
Accounts receivable	8,330	-
Prepaid deposits	54 ,278	-
Total Current Assets	65,144	-

Total Assets	$65,144	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accrued liabilities	$3, 826	$5,250
Payable to related parties	4, 020	-
Total Current Liabilities	7, 846	5,250

Commitments and Contingencies (Note 6 )

Stockholders’ Equity ( Deficit )
Series A Preferred stock, $0.0001 par value, 20,000,000 shares authorized; 1,000 shares and none issued and outstanding at June 30 , 2017 and at December 31, 2016, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 19, 403 ,367 shares and 20,000,000 shares issued and outstanding at June 30 , 2017 and at December 31, 2016, respectively	1, 940	2,000
Discount on common stock	(500)	-
Additional paid in capital	99,473	312
Stock subscriptions received in advance	475	-
Stock subscriptions receivables	(60)	-
Accumulated deficit	(44,030)	(7,562)
Total Stockholders’ Equity ( Deficit )	57,298	(5,250)

Total Liabilities and Stockholders’ Equity	$65,144	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-1

ANVIA HOLDINGS CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months ended June 30 , 2017	For the Six Months ended June 30, 2017
	(Unaudited)	(Unaudited)

Revenue	$8,330	$8,330

Cost of Revenue	3,150	3,150

Gross Profit	5,180	5,180

Operating Expenses
General and administrative	16,748	41,648
Total Operating Expenses	16,748	41,648

Loss From Operations Before Income Tax	(11,568)	(36,468)

Provision For Income Tax	-	-

Net Loss	$ (11,568)	$(36,468)

Basic and Diluted Net Loss Per Share	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	19,343,367	14,374,016

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

ANVIA HOLDINGS CORPORATION

CONDENSED STATEMENT OF CASH FLOWS

For the Six Months ended June 30 , 2017
(Unaudited)
Cash Flows from Operating Activities
Net loss	$ (36,468)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Accounts receivable	(8,330)
Prepaid deposits	( 34 ,278)
Accrued liabilities	(1, 424)
Net Cash Used in Operating Activities	(80,500)

Cash Flows from Investing Activities
Net Cash paid for earnest deposit for acquisition	(20,000)
Net Cash Used in Investing Activities	(20,000)

Cash Flows from Financing Activities
Net proceeds from related parties	4, 020
Cash received for stock subscriptions received in advance	475
Net proceeds from sale of common stock	98,541
Net Cash Provided by Financing Activities	103,036

Net Increase in Cash and Cash Equivalents	2,536

Cash and Cash Equivalents, Beginning of the Period	-

Cash and Cash Equivalents, End of the Period	$2,536

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental Disclosure of Non- Cash Investing and Financing Activities:
Common stock subscriptions receivable	$60
Common stock issued to officer for no consideration	$500
Redemption of common shares in connection with the change of control	$1,950

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

ANVIA HOLDINGS CORPORATION

Notes to Unaudited Condensed Financial Statements

June 30 , 2017

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND GOING CONCERN

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we”, and “ANVIA” shall mean Anvia Holdings Corporation, a Delaware corporation.

Anvia Holdings Corporation (formerly Dove Street Acquisition Corporation) was incorporated on July 22, 2016 under the laws of the state of Delaware. The Company is engaged in the development and commercialization of web-based technology, the “Anvia Loyalty” and “Anvia Learning” mobile applications, and other intellectual property (collectively the “Anvia Technology”), as evidenced by the introduction of the Anvia Technology into the stream of commerce, and the Company’s commercial relationships with third parties.

On January 10, 2017, the Company effected a change of control by cancelling an aggregate of 19,500,000 shares of common stock of existing shareholders, issuing 5,000,000 shares of common stock to its sole officer and director; electing new officer and director and accepting the resignations of its then existing officers and directors. In connection with the change of control, the sole shareholder of the Company and its board of directors unanimously approved the change of the Company’s name from Dove Street Acquisition Corporation to Anvia Holdings Corporation.

On March 22, 2017, Anvia entered into a non-binding preliminary agreement with All Crescent Sdn Bhd (“All Crescent”, the “All Crescent Acquisition”). Under the terms of the proposed All Crescent Acquisition, Anvia will pay a consideration of $200,000 in exchange for obtaining 51% equity stake in All Crescent. At the time of closing of the All Crescent Acquisition, among other things, All Crescent shall (1) own 100% of the issued and outstanding capital stock of Sage Interactive Sdn Bhd and 100% of the issued and outstanding capital stock of Sage Interactive MSC Sdn Bhd (collectively “Sage Interactive”); and (2) own 5% of the issued and outstanding capital stock of Celex Media Sdn Bhd (“Celex”). Sage Interactive and Celex are Malaysian companies that own the “Learning Management System and Applications” technology and specialize in developing and providing learning management technologies, learning solutions and eContent. Celex operates as digital content aggregator, e-learning platform provider and distributor of e-books, e-magazines and e-textbooks. Upon consummation of the proposed All Crescent Acquisition, All Crescent shall become a majority-owned subsidiary of Anvia. Management is conducting our due diligence of this acquisition and no formal agreements have been executed as of the date of this report.

Basis of Presentation

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments necessary to present fairly the financial position at June 30 , 2017, and the results of operations and cash flows for the three months and six months ended June 30 , 2017. The balance sheet as of December 31, 2016 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these interim condensed financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto contained in the Company’s 2016 Annual Report filed with the Securities and Exchange Commission on Form 10-K on April 11, 2017.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated minimal revenue and has sustained operating losses since July 22, 2016 (Inception Date) to date and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $ 36,468 from January 1, 2017 to June 30, 2017, used net cash in operating activities of $ 80,500 , has a working capital $57,298 , and has an accumulated deficit of $ 44,030 as of June 30, 2017. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-4

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related party. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $ 2,536 and $0 as of June 30 , 2017 and December 31, 2016, respectively.

Accounts Receivable

Accounts receivable represent income earned from vocational training and education programs provided for the construction tradesmen to its customers for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and stated at the amount management expect to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay. The Company has recorded accounts receivable of $8,330 and $0 as of June 30, 2017 and December 31, 2016, respectively.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of Federal Deposit Insurance Corporation limit at June 30, 2017 and December 31, 2016, respectively.

Revenue Recognition

The Company provides vocational training and education for construction tradesman that need qualifications for roofing, plumbing, home renovation, electrical and carpentry. The Company’s training packages vary in price according to the different types of vocational training and education programs purchased by the customers. The Company recognizes revenue upon the completion of the vocational training courses and education programs offered to its customers. The Company recognizes as revenue any deposits previously received, as they are non-refundable upon commencement of the vocational training courses.

The Company’s revenue recognition policy is based on the revenue recognition criteria established in accordance with Accounting Standards Codification (ASC) 605. The criteria and how the Company satisfies each element are as follows: (1) persuasive evidence of an arrangement - the Company and the customer enters into a signed contract; (2) delivery has occurred - as noted above, upon the commencement of the training course, the deposit is non-refundable per the terms of the signed contract and upon completion of the course, the Company has provided all services to be delivered to the customer under the contract; (3) the price is fixed and determinable - the signed contract indicates a fixed dollar amount for the training for the courses enrolled by the customer; (4) collectability is reasonable assured - the Company receives as payment a deposit and the balance of the training upon the completion of the training course.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying condensed balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F-5

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At June 30, 2017 and December 31, 2016, there were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, prepaid deposits, accounts payable, accrued liabilities and payable to related party. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its financial statements.

F-6

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326).” The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In 2015, the FASB issued ASU No. 2015-17, “Income Taxes” (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. Current US GAAP requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts in a classified balance sheet. For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and may be applied either prospectively or retrospectively, with early application permitted for financial statements that have not been previously issued. The Company has not yet determined the effect of the adoption of this standard on the Company’s financial position and results of operations.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

NOTE 3 – PREPAID DEPOSITS

The Company had prepaid deposits of $54,278 and $0 at June 30, 2017 and December 31, 2016, respectively. The prepaid deposits of $54,278 at June 30, 2017 consisted of (i) $30,000 prepayment to a related party specializing in designing, implementing and maintaining B2B software solutions for Anvia eco-system for tradesmen in Australia and globally (Note 5), (ii) $20,000 prepaid to a third party for performing due diligence on an entity named All Crescent Sdn Bhd located in Malaysia for future potential acquisition, (iii) $3,700 prepaid to Australian Institute for locating future acquisition targets for the Company, and (iv) $578 prepaid security deposit for the lease commitment (Note 7).

NOTE 4 – ACCRUED LIABILITIES

The Company had accrued professional fees of $ 3,826 and $5,250 at June 30 , 2017 and December 31, 2016, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

Payable to related parties amounted to $4,020 and $0 at June 30, 2017 and December 31, 2016, respectively, consists of $870 advanced to the Company by its President for the its working capital needs, and $3,150 payable to an affiliate for the cost of training provided to Anvia’s customer. Funds advanced to the Company by the President and the affiliate are non-interest bearing, unsecured and due on demand.

On January 11, 2017, the Company issued 5,000,000 shares of its common stock to its President, an officer and director of the Company valued at $500. The Company recorded a discount of the same amount as no consideration was paid for these shares. On February 16, 2017, the Company issued to a family member of the President of the Company 1,000,000 shares of its common stock for total proceeds of $1,000. On February 16, 2017, the Company issued to an officer and director of the Company, an aggregate of 5,000,000 shares of its common stock in exchange for total proceeds of $5,000 (Note 7) .

In February 2017, the Company issued to its President an aggregate of 600 Series A preferred shares for total proceeds of $0.06. In addition, in February 2017, the Company issued to an officer and director an aggregate of 400 Series A Preferred Stock shares for total proceeds of $0.04.

On May 4, 2017, the Company paid $30,000 to a related party for designing, implementing and maintaining B2B software solutions for Anvia eco-system for tradesmen in Australia and globally (Note 3).

F-7

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On February 9, 2017, the Company executed an operating lease agreement for its principal office with the lease commencing February 10, 2017 and terminating on February 28, 2018. The Company agreed to pay a monthly rent of $289 and paid a security deposit of $578 on February 9, 2017 upon the execution of the lease. Future minimum lease commitment of the Company is as follows:

Amount
As of June 30, 2018	$2,312

The Company recorded the rent expense of $ 867 and $1,362 for the three months period and six months period ended June 30, 2017.

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company’s capitalization at June 30 , 2017 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

Common Stock

On July 22, 2016, the Company issued 20,000,000 shares of its common stock, at par value of $0.0001 per share, to two directors and officers for the services performed at $2,000. The officers and directors of the Company contributed as additional paid in capital in settlement of Company’s expenses of $312 as of December 31, 2016.

On January 10, 2017, the Company effectuated a change in control and redeemed 19,500,000 shares of its then outstanding 20,000,000 shares of common stock upon the resignation of two officers and directors. On January 11, 2017, the Company issued 5,000,000 shares of its common stock at par value and at a discount of $500, accepted resignation of two officers and directors, and pursuant to Section 4(2) of the Securities Act of 1933, appointed Mr. Ali Kasa, to be the Company’s Chief Executive Officer, the sole officer and director.

On February 16, 2017, the Company issued to a family member of the President of the Company 1,000,000 shares of its common stock for total proceeds of $1,000. On February 16, 2017, the Company issued to an officer and director of the Company, an aggregate of 5,000,000 shares of its common stock for total proceeds of $500, or at $0.0001 per share (Note 5).

During the six months ended June 30 , 2017, the Company sold 13,843,367 shares of its common stock to the investors between the share price of $0.001 per share to $0.40 per share, and received cash proceeds of $98,542 . All the stock certificates issued to the Investors have been affixed with an appropriate legend restricting sales and transfers. Based on the foregoing, the Company has issued the shares in reliance upon the exemptions from registration provided by Section 4a (2) of the Securities Act of 1933.

F-8

In addition, the Company issued 60,000 shares of common stock to certain investors and recorded subscription receivable of $60 as of June 30, 2017, or at $0.001 per share. The Company has received in advance $475 for subscription deposits for which the Company has not issued 475,360 shares of common stock as of June 30, 2017.

As a result of all common stock issuances, the total issued and outstanding shares of common stock at June 30, 2017 and December 31, 2016 were19,403,367 and 20,000,000, respectively.

Preferred stock

Series A Preferred Stock

The Company’s directors and officers, have beneficial ownership of the entire class of the Company’s Series A Preferred Stock, which voting together as a class, have the right to vote 51% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 60% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

Other than the Majority Voting Rights, our Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever; provided, however, he Series A Preferred Stock and the rights associated therewith, could act to prevent or delay a change in control.

In February 2017, the Company issued 600 shares of Series A preferred stock to its President for total proceeds of $0.06, and 400 shares of Series A preferred shares to an officer and director for total proceeds of $0.04.

As of June 30 , 2017, the Company has 1,000 shares of Series A preferred stock issued and outstanding.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 14 , 2017, the date the financial statements were available to be issued.

On July 5, 2017, the Company executed a Supply Agreement with a related party specializing in designing, implementing and maintaining B2B software solutions for a complete eco-system for tradesmen in Australia and globally for Anvia. This entity shall design, implement and maintain learning management system and mobile applications, and loyalty and membership program and mobile applications. The Company has prepaid $30,000 in fees to this entity for designing and implementing this software (Note 3).

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Anvia Holdings Corporation

(formerly Dove Street Acquisition Corporation)

We have audited the accompanying balance sheet of Anvia Holdings Corporation (the “Company”) as of December 31, 2016, and the related statements of operations, changes in stockholders’ deficit and cash flows for the Period from July 22, 2016 (Inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and the results of its operations and its cash flows from July 22, 2016 (Inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

Alhambra, California

April 11, 2017

F-10

ANVIA HOLDINGS CORPORATION

BALANCE SHEET

December 31, 2016

Current Assets
Cash	$-

Total Assets	$-

Liabilities and Stockholders’ Deficit
Current Liabilities
Accrued liabilities	$5,250
Total Liabilities	5,250

Stockholders’ Deficit
Preferred Stock, $0.001 par value; 20,000,000 shares authorized; none issued and outstanding as of December 31, 2016.	-
Common Stock, $0.001 par value; 100,000,000 shares authorized; 20,000,000 shares issued and outstanding at December 31, 2016.	2,000
Additional paid-in capital	312
Accumulated deficit	(7,562)
Total Stockholders’ Deficit	(5,250)

Total Liabilities and Stockholders’ Deficit	$-

The accompanying notes are an integral part of these financial statements.

F-11

ANVIA HOLDINGS CORPORATION

STATEMENT OF OPERATIONS

For the Period from July 22, 2016 (Inception) to December 31, 2016

Revenues	$-
Cost of revenues	-
Gross profit	-

Operating Expenses	7,562

Operating Loss	(7,562)

Loss before income taxes	(7,562)
Income tax expense	-

Net Loss	$(7,562)

Loss per share – basic and diluted	$(0.00)

Weighted average shares – basic and dilutes	20,000,000

The accompanying notes are an integral part of these financial statements.

F-12

ANVIA HOLDINGS CORPORATION

STATEMENT OF STOCKHOLDERS’ DEFICIT

					Total
			Additional		Stock-
	Common Stock		Paid-In	Accumulated	holders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, July 22, 2016 (Inception)	-	$-	$-	$-	$-

Issuance of common stock for services	20,000,000	2,000	-	-	2,000

Stockholder contributed company expenses	-	-	312	-	312

Net loss	-	-	-	(7,562)	(7,562)

Balance, December 31, 2016	20,000,000	$2,000	$312	$(7,562)	$(5,250)

The accompanying notes are an integral part of these financial statements.

F-13

ANVIA HOLDINGS CORPORATION

STATEMENT OF CASH FLOWS

For the period from July 22, 2016 (inception) to December 31, 2016

OPERATING ACTIVITIES

Net loss	$(7,562)

Non-Cash adjustments to reconcile loss to net cash:
Expenses paid for by stockholder and contributed as capital	312
Common Stock issued for services	2,000

Changes in Operating Assets and Liabilities:
Accrued liability	(5,250)
Net cash used in operating activities	-

Net increase in cash	-

Cash, beginning of period	-

Cash, end of period	$-

SUPPLEMENTAL DISCLOSURES:

Cash paid during the period for:
Income Tax	$-
Interest	$-

The accompanying notes are an integral part of these financial statements.

F-14

ANVIA HOLDINGS CORPORATION

Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Anvia Holdings Corporation (formerly Dove Street Acquisition Corporation) (“Anvia” or the “Company”) was incorporated on July 22, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances, the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

In January, 2017, in anticipation of the subsequent change in control, the Company filed a Form 8-K announcing the change in its name to Anvia Holdings Corporation.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in ASC 915, “Development Stage Entities.” Among the disclosures required by ASC 915, are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2016.

F-15

ANVIA HOLDINGS CORPORATION

Notes to Financial Statements

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses of $7,562 during the period from July 22, 2016 (Inception) to December 31, 2016. The Company had a working capital deficit of $5,250 and an accumulated deficit of $7,562 as of December 31, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

F-16

ANVIA HOLDINGS CORPORATION

Notes to Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18, which will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its condensed financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is currently evaluating the impact of this accounting standard.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 - ACCRUED LIABILITIES

As of December 31, 2016, the Company had accrued professional fees of $5,250.

NOTE 5 - STOCKHOLDERS’ DEFICIT

On July 22, 2016, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, for a total of $2,000. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2016, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 6 - SUBSEQUENT EVENTS

On January 10, 2017, the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. No consideration was paid out or will be paid out as a result of the cancellation of these shares; and no consideration was paid out by the Company to the former executives of the Company that resigned as a result of the change in control. James M. Cassidy resigned as the Company’s president, secretary and director and James McKillop resigned as the Company’s vice president and director. Ali Kasa was then named sole director of the Company and was named President, Secretary and Chief Financial Officer of the Company.

On January 11, 2017, the Company issued 5,000,000 shares of its common stock to its then sole officer and director, Ali Kasa. In March 2017, the Company issued 5,000,000 shares to Waleed Badurik for services. Mr. Badurik has been appointed a director of the Company and serves as Chief Technology Officer.

The Company designated 1,000 shares of its preferred stock as Series A Preferred Stock. The holders of the Series A Preferred Stock voting as a class have a voting power equal to 51% of the total vote on all shareholder matters. In addition, the Company amended its bylaws to prohibit making any changes to the Series A designation without the affirmative vote of at least 66 2/3% of the outstanding shares of Series A. The Company issued 600 shares of its Series A Preferred Stock to Ali Kasa, a director and its president and 400 shares of its Series A Preferred Stock to Waleed Badurik, a director and its chief technology officer.

Subsequent to the period covered by this Report, the Company issued an aggregate of an additional 8,763,367 shares of common stock to 32 investors pursuant to Regulation D of the Rules and Regulations of the Securities and Exchange Commission for an aggregate of $29,900.

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PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$44.00
Edgarizing fees	$1,665
Transfer agent fees	$2,500
Accounting fee	$3,500
Legal fees	$-

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Since inception, the Company has issued the following shares of common stock:

The Company issued 10,000,000 shares on its formation in July 2016 to each of James Cassidy and James McKillop of which all but 500,000 shares were redeemed pro rata.

On January 11, 2017, the Company issued 5,000,000 shares of its common stock to Ali Kasa, an officer and director of the Company for services rendered to the Company valued at $500, or $.0001 per share.

In February 2017, the Company issued to Ali Kasa an aggregate of 600 Series A Preferred Stock shares, at a price of $0.0001 per share, for total proceeds of $0.06.

In February 2017, the Company issued to Waleed Badurik an aggregate of 400 Series A Preferred Stock shares at a price of $0.0001 per share, for total proceeds of $0.04.

In March 2017, the Company issued 8,763,367 shares of its common stock to 32 shareholders in exchange for total proceeds of $29,900.

In March 2017, the Company issued 5,000,000 shares of its common stock to Waleed Badurik in exchange for services rendered to the Company valued at $500, or $.0001 per share.

In May 2017, the Company issued 140,000 shares of its common stock to 2 shareholders in exchange for total proceeds of $70,000.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (filed as exhibit to the Form 10-12G filed on August 9, 2016)

3.2	By-laws (filed as exhibit to the Form 10-12G filed on August 9, 2016)

3.3	Sample stock certificate (filed as exhibit to the Form 10-12G filed on August 9, 2016)

3.4	Certificate of Amendment filed with the Secretary of State of Delaware on January 12, 2017 (filed as exhibit to the Form S-1/A filed on June 22, 2017)

3.5	Amended Bylaws (filed as exhibit to the Form S-1/A filed on June 22, 2017)

3.6	Series A Preferred Stock Certificate of Designation (filed as exhibit to the Form 8-K filed on March 17, 2017)

5.1 *	Opinion of Counsel on legality of securities being registered

10.1	Term Sheet by and between the Company and All Crescent Sdn Bhd. (filed as exhibit to the Form S-1 filed on May 2, 2017)

10.2	Agreement by and between Ali Kasa and Tiber Creek Corporation dated May 12, 2016 (filed as exhibit to the Form S-1/A filed on June 22, 2017)

10.3	Service Agreement by and between the Company and Eurojet Australia Pty Ltd dated May 23, 2017 (filed as exhibit to the Form S-1/A filed on June 22, 2017)

10.4	Agreement by and between the Company and Egnitus Holding Pty Ltd (filed as exhibit to the Form S-1/A filed on June 22, 2017)

10.5	Appointment Letter issued by Stanley Footwear Consortium Sdn Bhd (filed as exhibit to the Form S-1/A filed on June 22, 2017)

10.6	Appointment Letter issued by YKGI Bhd (filed as exhibit to the Form S-1/A filed on June 22, 2017)

10.7	Appointment Letter issued by Asteel Sdn Bhd (filed as exhibit to the Form S-1/A filed on June 22, 2017)

23.1*	Consent of Independent PCOAB public accounting firm.

23.2 *	Consent of Attorney (filed as part of Exhibit 5.0)

*	Filed herewith

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sydney, Australia on August 30 , 2017.

Anvia Holdings Corporation

/s/ Ali Kasa
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Ali Kasa
Title:	President (Principal Executive Officer)

By:	/s/ Ali Kasa
Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ Ali Kasa
Title:	Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ali Kasa	Director	August 30, 2017
Ali Kasa

/s/ Waleed Badurik	Director	August 30 , 2017
Waleed Badurik

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